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                                                                    Exhibit 23.2

                       [LETTERHEAD OF DELOITTE & TOUCHE]

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-91263 of El Sitio, Inc. of our report dated November 5, 1999 (relating to the statements of net revenues and direct costs and expenses of IMPSAT S.A., Argentina's retail dail-up access business presented separately herein) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche

DELOITTE & TOUCHE
Buenos Aires, Argentina
December 2, 1999